SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /    Preliminary  Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/x/    Definitive Additional Materials
/ /    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         THE FIRST AUSTRALIA FUND, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required.
/ /    Fee  computed  on  table below  per  Exchange  Act Rules  14a-6(i)(1) and
       0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                             WHY YOU SHOULD SUPPORT
                            THE FIRST AUSTRALIA FUND


                                [OBJECT OMITTED]


           [Graph Depicting the Total Market Return with Distributions Reinvested for the First Australia Fund (+63.0%) VERSUS S&P 500 (+36.6%)
         From August 31, 1998 Through March 11, 1999 (Quoted in US$)]


                           TO PROTECT YOUR INVESTMENT:

                   +     Vote FOR Proposals 1 and 2

                                       and

                   X     Vote AGAINST DDA's Proposals 3, 4, 5, and 6

Dear First Australia Fund Shareholder:

We recently mailed you proxy material for The First Australia Fund, Inc. Annual Meeting of Shareholders, which will be held on April 23, 1999. Please read the material carefully. It contains important information to help you decide how to vote.

Since the end of August 1998, the First Australia Fund share price is up 53% and at the same time the discount has narrowed, from as high as 28% to recently as low as 12.6%. Both management and the Board continue to work hard at maximizing returns for investors. In addition to the 53% share price increase, investors have also received two cash distributions over the period, totaling 40.5 cents per share, paid out of income plus realized capital gains. The total return to our shareholders over the period was over 63%. (Performance figures to 3/11/99.)

This performance has been achieved drawing on the expertise of EquitiLink International Management Limited, the Fund's investment manager, and the direction of an experienced and independent Board of Directors committed to maximizing long-term value for all shareholders.

As you know, Deep Discount Advisors and Ron Olin Investment Management Company (together, "DDA") -- short-term market opportunists -- have submitted a series of proposals that, if adopted, could radically change your Fund and negatively affect the value of all shareholders' investments. We and your Board of Directors unanimously believe that DDA's proposals would harm the interests of all shareholders and could lead to the liquidation of your Fund.

We strongly urge you to support the Fund's position by voting on the enclosed WHITE proxy card:

       +    For Proposals 1 (Election of Directors)
            and 2 (Ratification of Selection of Independent Public Accountants)

                                      and

       X    AGAINST DDA'S Proposals 3, 4, 5 and 6

Remember, to support Management's recommendations, you must vote both FOR Proposals 1 and 2 as well as AGAINST Proposals 3, 4, 5 and 6.

If you have not already done so, please sign, date and return the enclosed WHITE proxy card today in the postage paid envelope provided.

Sincerely,




/s/ Laurence S. Freedman                             /s/ Brian M. Sherman
------------------------                             ---------------------
LAURENCE S. FREEDMAN                                 BRIAN M. SHERMAN
Chairman                                                   President

                         THE FIRST AUSTRALIA FUND, INC.



+ Vote FOR highly qualified Directors who will continue to act in the best interests of all shareholders.


+    Vote FOR expertise and continuity.


+ Vote FOR a strategy designed for long-term growth in Australia, recently dubbed "The Miracle Economy."


If your shares are held in the name of your bank or broker, only they can vote your shares. Please return the enclosed WHITE proxy card to your bank or broker in the envelope provided or contact the person responsible for your account and give instructions to vote:

     +    For Proposals 1 (Election of Directors)
          and 2 (Ratification of Selection of Independent Public Accountants)

                                       and

     X    AGAINST DDA'S Proposals 3, 4, 5 and 6

Remember, to support Management's recommendations, you must vote both FOR Proposals 1 and 2 as well as AGAINST Proposals 3, 4, 5 and 6.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

                           INNISFREE M&A INCORPORATED
                                 1-888-750-5834
                               501 Madison Avenue
                            New York, New York 10022


                                   VOTE TODAY!

Vote FOR:

+ Highly qualified Directors who act in the best interests of all shareholders, not just professional market opportunists.

Your Fund Directors have outstanding qualifications - in Australia and North America, in business and in the community. They know Australia's economy. They know Australia's business environment. They know your Fund and the challenges and opportunities of managing a portfolio of Australian equity securities. They are uniquely qualified to help the Fund achieve its long-term growth objective in the robust Australian economy. A substantial majority - 11 of 13 - of these Directors are independent of the Fund's Manager. All Directors are committed to act solely in the best interests of all shareholders.

In contrast, four out of five of DDA's hand-picked nominees for the Board are DDA's own employees. We believe they represent the interests of DDA only, and not your long-term interests. They have little or no qualifications to manage a specialized international fund such as The First Australia Fund and have little experience in Australian investment markets.

DDA is one of the most active "closed-end fund opportunists," that is, professional investors who look to make short-term profits without regard to the effect on long-term shareholders and their investment objectives.

If you are an investor who wants long-term growth in Australian equities guided by an experienced, knowledgeable Board, to protect the future performance of your Fund...

 ...We strongly urge you to vote FOR all of the Director nominees listed in Proposal 1 and vote FOR Proposal 2 on the enclosed WHITE proxy card.


We strongly urge you to vote FOR all of the Director nominees listed in Proposal 1 on the enclosed WHITE proxy card.

                                      LOOK


              Compare The First Australia Fund's market performance
                                with the S&P 500.


                                [OBJECT OMITTED]*


           [Graph Depicting the Total Market Return with Distributions Reinvested for the First Australia Fund (+63.0%) VERSUS S&P 500 (+36.6%)
           From August 31, 1998 Through March 11, 1999 (Quoted in US$)]


Under the direction of the Board of Directors, this outstanding performance has been achieved by a new portfolio management team. In addition, last year the Fund increased cash distributions to shareholders through the Fund's managed distribution policy, initiated by the Board. The Board will continue this distribution policy.

* The S&P 500 is an index of 500 large U.S. stocks. While it is not directly comparable to the Fund, this chart shows the performance of an investment in the Fund compared with an investment in the S&P 500.

     Total return for the S&P 500 is calculated based on the increase in share prices, assuming the reinvestment of all distributions. Total return for the Fund is calculated based on the increase in the Fund's share price assuming reinvestment of all distributions, which consist of income and realized capital gains.

                                      LOOK


          The First Australia Fund recently received recognition
                     from Lipper for Five-Year Performance


 ------------------------------------------------------------------------------
|                                                                              |
|                                  1998 LIPPER                                 |
|                                                                              |
|                        Performance Achievement Certificate                   |
|                                                                              |
|                           The First Australia Fund, Inc.                     |
|                                                                              |
|                              Ranks NUMBER ONE in the                         |
|             Lipper Closed-End Fund Performance Analysis Service              |
|                                                                              |
|                                                                              |
|    Period Ending                                                             |
|  December 31, 1998        Investment Objective                               |
|                                                                              |
|      5 years             Pacific Ex Japan Funds      [OBJECT OMITTED]        |
|                                                                              |
|  /s/ S. S. Thomas                  LIPPER            /s/ A. Michael Lipper   |
|  -----------------       ----------------------      ----------------------  |
|                                                                              |
|   SIMON THOMAS,          The Analytical Standard     A. MICHAEL LIPPER, CFA  |
|  PRESIDENT and CEO      for Investment Companies            CHAIRMAN         |
|                                                                              |
 ------------------------------------------------------------------------------

SUPPORT

Expertise and Continuity.

Investment managers with unparalleled knowledge and experience in Australia.

EquitiLink International Management Limited is uniquely qualified to continue as the Fund's investment manager. The EquitiLink Group has A$5.5 billion under management and 300,000 investors around the world. EquitiLink specializes in investing in Australian securities. The First Australia Fund is the only publicly traded fund available to U.S. investors who wish to invest exclusively in a managed portfolio of Australian equities.

Look at what the Fund has accomplished for you, the shareholder:

     1. Since August 31, 1998, The First Australia Fund's share price is up 53% and at the same time the discount has narrowed, from as high as 28% to recently as low as 12.6%. (Performance figures to 3-11-99.)

     2. In addition to the 53% share price increase, investors have also received two cash distributions over the period, totaling 40.5 cents per share, paid out of income plus realized capital gains. The total return to our shareholders over the period was over 63%.

     3.   First in  its  category in the  Lipper  Closed-End Funds   Performance
          Survey over five years.

DDA wants you to terminate the Fund management contract, but doesn't even suggest who would take your investment manager's place. We don't see how that's in the best interests of all shareholders -- or consistent with the objectives of the Fund.

X The Directors strongly recommend that you vote AGAINST Proposal 3 on the enclosed WHITE proxy card.

SUPPORT

A strategy  designed for long-term growth in Australia,  dubbed
"The Miracle Economy."

You invested in The First Australia Fund to benefit from the strongly growing Australian economy and stock market. The First Australia Fund is the best vehicle for investing for long-term growth in Australian equities. The Board believes that the best way to achieve this objective is to operate as a closed-end fund.

                           What Does DDA Really Want?

DDA is demanding that the Board find ways to realize net asset value within 60 days, a totally impractical and arbitrary time frame. It also insists that any Director who doesn't agree with that program resign immediately. It is clear to us that DDA is acting as market opportunists by looking to pressure the Fund to engage in a large-scale share repurchase program, convert to an open-end structure or liquidate, just so that DDA can capture short-term profits at the expense of serious, long-term investors. That could jeopardize you and all shareholders.

X    Vote  AGAINST   DDA's  attempts  to  force the Board  into  open-ending  or liquidating the Fund despite the harm to long-term investors.

We believe there are serious negative consequences for you, the shareholder, if this happens. A 1998 study by CDA Wiesenberger* on open-ending concluded:

         "When closed-end funds convert to open-end funds, long-term investors lose the benefits they sought and may incur significant expenses. Based on the data examined in this study, conversion from closed-end to open-end structure is generally not in the long-term interest of shareholders in the fund."

Morgan Stanley Dean Witter* reached the same conclusion in a report issued in 1998.

X The Directors unanimously recommend you vote AGAINST Proposals 4 and 5 on the enclosed WHITE proxy card.


DDA wants you, the shareholder, to reimburse them for certain expenses in connection with its solicitation of proxies. In fact, by engaging in its self-serving solicitation, DDA has already caused the Fund to incur significant costs. The Board thinks DDA's proposal to add to this burden is just plain unfair.


X The Directors unanimously recommend you vote AGAINST Proposal 6 on the enclosed WHITE proxy card.


*    Permission to include neither sought nor granted.

                       LET'S ANSWER SOME OF YOUR QUESTIONS

Q.   What am I being asked to vote on?

A. You are being asked to re-elect the Fund's nominees for Director and to reject DDA's proposals.

     The Board of Directors strongly urges you to vote FOR the Fund's five nominees for Director in Proposal 1 and the ratification of the selection of independent public accountants in Proposal 2 - and to vote AGAINST Proposals 3, 4, 5 and 6.

Q.   Why should I vote to re-elect the Fund's current Directors?

A. The five current Fund Directors have broad and deep experience with the Fund and the Australian and world economies. They are committed to represent the best interests of all shareholders. In contrast, DDA's nominees, four out of five of whom are employees of DDA, appear to have little or no experience with investing in Australian securities. We believe they have been hand-picked to represent only the interests of DDA.

Q.   Why is EquitiLink uniquely qualified to manage the Fund?

A. EquitiLink has managed the Fund since its inception in 1985. The EquitiLink Group is an expert on the Australian economy and investment markets.

     EquitiLink International Management Limited is uniquely qualified to continue as the Fund's investment manager. The EquitiLink Group has A$5.5 billion under management and 300,000 investors around the world. EquitiLink specializes in investing in Australian securities. The First Australia Fund was the first closed-end fund to invest solely in Australian securities. It is still the only publicly traded fund available to U.S. investors who wish to invest exclusively in Australian equities.

     The Board and management have also worked hard to keep costs as low as possible--Lipper reports that the The First Australia Fund's expense ratio is among the lowest in its category - Pacific Ex Japan.*

     The Board of Directors believes that the Fund would be seriously harmed if EquitiLink were removed as Fund manager.

Q.   What will happen if EquitiLink is removed?

A. While DDA has been vocal in proposing the termination of EquitiLink as investment manager, they have not offered any alternative. It is clearly DDA's



*    Lipper Inc.

     attack strategy to use this proposal as a threat to coerce you and your Board to agree to DDA's self-serving agenda.

Q.   Why is "closed-end" the best structure for the Fund?

A. The Directors believe that the closed-end structure is the best way to achieve the Fund's objective of long-term appreciation and current income through investment primarily in equity securities of Australian companies listed on Australian stock exchanges. The closed-end structure lets the Fund make investment decisions based on longer-term expectations of substantial capital growth, without having to keep lots of short-term low-yielding investments on hand to meet redemption requests. The closed-end structure also gives the Fund more flexibility to invest, when appropriate, in less liquid stocks of smaller companies which may have better growth potential.

Q.   What could happen if the Fund were open-ended?

A. 1998 study by CDA Wiesenberger * of closed-end funds that did convert to the open-end structure, showed that selling pressure caused by redemptions following open-ending caused the following:

          o    Net assets plunge due to large redemptions
          o    Portfolio holdings are liquidated to meet redemptions
          o    The fund realizes significant capital gains
          o    The expense ratio increases due to reduction in total assets
          o    The investment style of the fund may be altered

     DDA's proposal 4 recommends that the Board "take whatever steps necessary" to give shareholders the option of receiving net asset value within 60 days of the Annual Meeting. That suggestion, and the arbitrary, limited time frame, is in our view fundamentally inconsistent with the best interests of all shareholders of The First Australia Fund.

     As we see it, "take whatever steps necessary" can only be considered a way of seeking to open-end or liquidate the Fund, which could have dire consequences for all shareholders.

Q.   What do I need to do now?

A.   Here is all you need to do:


+    Vote FOR Proposals 1 and 2 and

X    Vote AGAINST DDA's Proposals 3, 4, 5 and 6

     Sign, date and mail the  enclosed WHITE proxy card TODAY



*    Permission to include neither sought nor granted.

     The Board of Directors of The First Australia Fund Urges You To:


               +    Vote FOR Proposals 1 and 2


                                       and


               X    Vote AGAINST DDA's Proposals 3, 4, 5, and 6

Remember, to support Management's recommendations, you must vote both FOR Proposals 1 and 2 as well as AGAINST Proposals 3, 4, 5 and 6.

        Please sign, date and return the enclosed WHITE proxy card TODAY

If your shares are held in the name of your bank or broker, only they can vote your shares. Please return the enclosed WHITE proxy card to your bank or broker in the envelope provided or contact the person responsible for your account and give instructions to vote FOR Proposals 1 and 2 and AGAINST Proposals 3, 4, 5 and 6.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

                           INNISFREE M&A INCORPORATED
                                 1-888-750-5834
                               501 Madison Avenue
                            New York, New York 10022





                                   VOTE TODAY!

          Read About First Australia Fund's Nominees for Fund Directors


Rt. Hon. Malcolm Fraser                      Independent Director

Former Prime Minister of Australia. Mr. Fraser has over 20 years of experience in economics, global financial markets and management of private investments. He has been a member of the Advisory Board of the Investment Company of America, a company in the Capital Group of funds, a consultant to the Prudential Insurance Company of America, a member of the Consultative Board of Directors for ANZ Bank and a consultant to Nomura Securities. Mr. Fraser is a specialist in world economic relationships, geo-political affairs and government and private sector interrelationships.


Harry A. Jacobs, Jr.                         Independent Director

Former Chairman of the Board of Prudential Securities. Mr. Jacobs has 40 years of experience in fund management, investment markets and closed-end funds, with extensive knowledge of international equity, fixed income and commodity markets.


Howard A. Knight                             Independent Director

Mr. Knight has over 30 years of experience in financial markets and has been actively involved in the Australian financial markets for more than 25 years. From 1991 to 1994, he served as President of Investment Banking, Equity Transactions and Corporate Strategy at Prudential Securities. Since 1996, Mr. Knight has served as Vice Chairman and Chief Operating Officer of SBS Broadcasting SA, where he has been actively involved in investment management and capital markets.


Richard H. McCoy                             Independent Director

Mr. McCoy has over 30 years of experience in the securities industry and investment markets. Since May 1997, he has been Vice Chairman of TD Securities, Inc. Before that, he was Deputy Chairman of CIBC Wood Gundy Securities and was primarily involved in the firm's investment banking activities. Mr. McCoy has extensive experience in managing a wide range of debt and equity financings.


Brian M. Sherman                             President of the Fund

Mr. Sherman is President of The First Australia Fund and Chairman of EquitiLink Australia Limited, the Fund's Investment Adviser. He has 35 years experience in international funds management, stockbroking and in particular 23 years in the funds management industry in Australia, managing money in equities and bonds.

                         THE FIRST AUSTRALIA FUND, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 Annual Meeting of Shareholders - April 23, 1999

     The undersigned hereby appoints William J. Potter, Brian M. Sherman and Laurence S. Freedman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of the common stock of The First Australia Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The First Australia Fund, Inc. to be held at One Seaport Plaza, New York, New York on April 23, 1999 at 10:00 a.m. (Eastern time) and at any adjournment or postponement thereof. By signing this proxy card on the reverse side, the undersigned authorizes the appointed proxies to vote in their discretion on any other business which may properly come before the meeting or any adjournments or postponements thereof.

--------------------------------------------------------------------------------
                      PLEASE VOTE, DATE AND SIGN ON REVERSE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS:

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

(X) Please mark your votes as in this example

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR Items 1, and 2 and AGAINST Items 3, 4, 5 and 6.

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote FOR Proposals 1 & 2 below
                                          ---
--------------------------------------------------------------------------------

1. Election of 5 Directors for a three year term:

   FOR ALL  / /                      WITHHOLD ON ALL  / /
                                     FOR ALL EXCEPT   / /
   Nominees: M. Fraser, H.A. Jacobs, Jr., H.A. Knight, R.H. McCoy, B.M. Sherman FOR, except withhold vote from following nominees:___________________________

2. Ratification of selection of independent public accountants

   FOR  / /           AGAINST  / /               ABSTAIN  / /

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposals 3-6 below

--------------------------------------------------------------------------------

3. Shareholder proposal to terminate the Investment Management Agreement with EquitiLink

   FOR  / /           AGAINST  / /               ABSTAIN  / /

4. Shareholder proposal that the Board take whatever steps necessary for shareholders to receive net asset value for their shares within 60 days of the Meeting

   FOR  / /           AGAINST  / /               ABSTAIN  / /

5. Shareholder proposal that all Directors not standing for reelection who oppose Item 4 resign

   FOR  / /           AGAINST  / /               ABSTAIN  / /

6. Shareholder proposal to reimburse shareholder proponent's fees and expenses

   FOR  / /           AGAINST  / /               ABSTAIN  / /


DATE ____________________, 1999

_______________________________

_______________________________
Signatures(s)

Please sign exactly as name(s) appear(s) on this proxy card. If signing for a corporation or partnership or as an agent or attorney, indicate the capacity in which you are signing. If signing as trustee, custodian or other fiduciary, please state your title.


                                       2